Consent of Independent Certified Public Accountants


On Stage Entertainment, Inc.
Las Vegas, Nevada


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-56285) of our report dated April 5, 1999 relating to the consolidated financial statements of On Stage Entertainment, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.



                                        BDO Seidman, LLP


Los Angeles, California
May 17, 1999